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                                                                      EXHIBIT 99


                         GEORGIA NATIONAL BANCORP, INC.

               SPECIAL MEETING OF SHAREHOLDERS, ___________, 1998

    THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
                                    COMPANY

         The undersigned shareholder of Georgia National Bancorp, Inc., a Georgia corporation (the "Company"), hereby appoints Claude Williams, Jr. and William S. Huggins, and each of them, proxies and attorneys-in-fact of the undersigned, each with full power of substitution, to attend and act for the undersigned at the Special Meeting of Shareholders to be held on ______ __, 1998 at 8:00 a.m., Athens, Georgia time, at 202 College Avenue, Athens, Georgia, and at any adjournments or postponements thereof, and in connection therewith to vote and represent all of the shares of the issued and outstanding shares of the common stock, par value $0.005 per share of the Company which the undersigned would be entitled to vote. Capitalized terms not otherwise defined herein shall have the meanings given thereto in the Proxy Statement/Prospectus.

         Said proxies and attorneys, and each of them, shall have all the powers which the undersigned would have if voting in person. The undersigned hereby revokes any other proxies to vote at such meeting and hereby ratifies, and confirms all that said proxies and attorneys, and each of them, may lawfully do by virtue hereof. Said proxies and attorneys, without hereby limiting their general authority, are specifically authorized to vote in accordance with their best judgment with respect to all matters incident to the conduct of the Special Meeting.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE MERGER.

             PROPOSAL. APPROVAL OF THE MERGER BETWEEN THE COMPANY
                  AND A SUBSIDIARY OF SOUTHTRUST CORPORATION.

                        ____FOR ____AGAINST ____ABSTAIN


         Each of the above-named proxies and attorneys present at the Special Meeting, either in person or by substitute, shall have and exercise all the powers of said proxies and attorneys hereunder. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE MERGER AND IN THE DISCRETION OF THE PROXY HOLDER AS TO ANY OTHER MATTER THAT MAY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, EXCEPT WITH RESPECT TO BROKER NON-VOTES.

         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or other entity, please sign in partnership or entity name by authorized person.

                                    The undersigned acknowledges receipt of the copy of the Notice of Special Meeting and Proxy Statement (with all enclosures and attachments) dated September ___, 1998, relating to the meeting.

                                    Dated:                               , 1998



                                    Signature


                           Signature (If applicable)

        PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD.